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                                                                   EXHIBIT 10.4

                    Addendum No. 3 to Master Lease Agreement

                         Dated as of September 19, 1996

         This Addendum amends and supplements the above-referenced Master Lease Agreement ("the Lease") by and between General Electric Capital Corporation as Lessor and Millennium Pharmaceuticals, Inc. as Lessee and is hereby incorporated into the Lease as though fully set forth therein. All terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

         The parties hereto agree that Section XXI(a)(iv) of the Lease requires Lessee to maintain a total liabilities to tangible net worth ratio of 1.0:1 or less. The parties hereto agree that from and after the date hereof, any convertible subordinated notes due in 2007 or thereafter shall not be considered part of Lessee's liabilities or tangible net worth and therefore not part of the calculation of the ratio set forth in Section XXI(a)(iv).

         Except as expressly modified hereby, all terms and provisions of the Lease shall remain in full force and effect. This Addendum is not binding or effective with respect to the Lease or the Schedules, or the Equipment until executed on behalf of each of Lessor and Lessee by authorized representatives of Lessor and Lessee.

         This Addendum is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum to be executed by their duly authorized representatives as of this 13th day of January, 2000.

LESSOR:                                         LESSEE:

General Electric Capital Corporation            Millennium Pharmaceuticals, Inc.

By: /s/ RICHARD DAUPHINAIS                      By: /s/ MICHAEL FALVEY

Name:  Richard Dauphinais                       Name:  Michael Falvey

Title:  VP & Sr. Transaction Mgr.               Title:  VP Finance

Date:  1/13/2000                                Date:  1/11/2000